UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 8, 2008
Date of Report (Date of earliest event reported)
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	002-25577 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

15660 North Dallas Parkway, Suite 850 Dallas, TX (Address of principal executive offices)	75248 (Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 8, 2008, Diodes Incorporated (the “Company”) entered into a letter agreement with Union Bank of California, N.A. (the “Bank”) to extend the maturity date of the Company’s revolving line of credit in the principal amount of $22.5 million (the “Credit Facility”) to December 1, 2008.
On November 17, 2008, the Company entered into a second letter agreement with the Bank to further extend the maturity date of the Company’s Credit Facility to March 2, 2009.
The foregoing summary is qualified in its entirety by reference to the copies of the letter agreements filed as exhibits to this Report.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description

99.1	Letter agreement dated as of August 8, 2008 extending the maturity date of the Company’s revolving line of credit as stated in the Amended and Restated Credit Agreement dated as of March 28, 2008, between Diodes Incorporated and Union Bank of California, N.A.

99.2	Letter agreement dated as of November 17, 2008 extending the maturity date of the Company’s revolving line of credit as stated in the Amended and Restated Credit Agreement dated as of March 28, 2008, between Diodes Incorporated and Union Bank of California, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2009	DIODES INCORPORATED
	By	/s/ Carl C. Wertz
CARL C. WERTZ
Chief Financial Officer